pwc

April 7, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 29, 2010 relating to the financial statements of Oramed Pharmaceuticals, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
PwC Israel

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 452 Tel-Aviv 61003
Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il